UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06                    MATERIAL IMPAIRMENTS

On March 20, 2012, National Rural Utilities Cooperative Finance Corporation (CFC) concluded that it will be required to record impairment charges related to its Caribbean Asset Holdings LLC (CAH) subsidiary’s telecommunications and cable television operations.  Based on events and market information that became available during the quarter ended February 29, 2012, including the recent closure of a major oil refinery in the region and staff terminations by the local territorial government offices which resulted in the direct loss of approximately 3,000 jobs, as well as weakening overall economic conditions in the region, we concluded that future operating results and operating cash flow could potentially be lower than prior projections, creating an indication of potential impairment of goodwill and other assets.  Thus we initiated an interim impairment test of our goodwill and other assets associated with CAH’s operations.

Based on the valuation work performed and our analysis to date, we expect to record goodwill and asset impairment charges in an aggregate range of $35 million to $45 million related to the CAH operating entities.  We expect to complete the valuation work and analysis prior to filing our Quarterly Report on Form 10-Q for the quarter ended February 29, 2012 and to report the amount of the charges therein. We expect to file the February 29, 2012 Form 10-Q on a timely basis, by April 16, 2012.  The goodwill and other asset impairment charges are non-cash charges and will not affect our compliance with debt covenants under our existing indentures and credit facility agreements.

Certain comments made in this Form 8-K are forward-looking. Such statements are based on certain assumptions regarding future business and financial performance, describe our future plans, strategies and expectations and are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” and similar expressions. All statements about future expectations or projections are forward-looking statements. Although we believe that the expectations reflected in such statements are based on reasonable assumptions, actual results and performance could materially differ. Information regarding the factors which could cause actual results to materially differ is included in our annual and quarterly reports previously filed with the SEC. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date on which the statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ Steven L. Lilly
      Steven L. Lilly
      Senior Vice President and Chief Financial Officer

Dated: March 21, 2012